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INTERNAL REVENUE SERVICE    DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD 21201-0000
                                   Employer
                                   Identification Number:
Date: December 20, 1995                      52-0791958
                                   File Folder Number:
                                        521050293
BALTIMORE COUNTY SAVINGS BANK, FSB Person to Contact:
4111 E. JOPPA ROAD                 EP/EO CUSTOMER SERVICE UNIT
BALTIMORE, MD 21236                Contact Telephone Number:
                                        (410) 962-6058
                                   Plan Name:
                                     BALTIMORE COUNTY SAVINGS
                                     BANK FSB
                                     401K PROFIT SHARING PLAN
                                   Plan Number:   002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on September 14, 1994.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representatives as indicated in the power of attorney.



                                    Letter 835 (DO/CG)
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BALTIMORE COUNTY SAVINGS BANK, FSB


     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                   Sincerely yours,

                                        [Signed]

                                   District Director

Enclosure(s)
Publication 794


                                    Letter 835 (DO/CG)